 BCM FOCUS FUNDS

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BCM FOCUS FUNDS, a statutory business trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints Brian Bares and Charles R. Ropka, or one of them, as attorney-in-fact, to sign on his behalf and in his name, place and stead, and in his office and capacity as Trustee of the Trust, (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for the Trust or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Trust or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission,

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 13th day of December, 2022.

/s/ Sanford J. Leeds
Sanford J. Leeds, Trustee

STATE OF TEXAS	)
) ss:
COUNTY OF TRAVIS	)

Before me, a Notary Public, in and for said county and state, personally appeared Sanford J. Leeds, Trustee, who represented that he is duly authorized in the premises, and who is known to me to be the person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 13th day of December 2022.

/s/ Ian Joee Arellano
Notary Public
My commission expires: 7/18/2026
Notary ID: 133863096

 BCM FOCUS FUNDS

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BCM FOCUS FUNDS, a statutory business trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints Brian Bares and Charles R. Ropka, or one of them, as attorney-in-fact, to sign on his behalf and in his name, place and stead, and in his office and capacity as Trustee of the Trust, (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for the Trust or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Trust or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission,

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of December, 2022.

/s/ William Thorndike
William Thorndike, Trustee

STATE OF MASSACHUSETTS	)
) ss:
COUNTY OF Plymouth	)

Before me, a Notary Public, in and for said county and state, personally appeared William Thorndike, Trustee, who represented that he is duly authorized in the premises, and who is known to me to be the person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 12th day of December 2022.

/s/ Denise M. Ahern
Notary Public
Commonwealth of Massachusetts
My Commission Expires – June 29, 2029